Exhibit 10 - Acquisition Agreement

             Business Opportunity Purchase and Acquisition Agreement

INTERNATIONAL WIRELESS INC. (hereinafter designated as "BUYER" or "IWLJ") offers to purchase the following described stock from the current shareholders (hereinafter designated as "Sellers" or "Principle Owners") of PRECISION METAL INDUSTRIES, INC. (hereinafter designated as "PMI"), situated in the City of Pompano Beach, County of Broward, State of Florida for the purchase price of $4,500,000 (Four million, five hundred-thousand Dollars), and other good and valuable consideration, for the purpose of placing the privately-held corporation under the control of the publicly-held company IWLJ on the following terms and conditions:

     1. Purchase Price.

          $4,500,000 USD and 1,000,000 restricted IWLJ shares on the following terms: The $4,500,000 USD cash and 1,000,000 restricted IWLJ shares is the consideration for PMI, in addition to those terms set Forth in paragraph 8. All consideration will be delivered to the escrow agent, Maffei & Maffei, P.A., or proofs of payment, within 6 months of the date hereof. Upon the signing of this agreement, all currently issued shares of PMI, confirmed to be 1,000 shares, will be transferred to the escrow agent, Maffei & Maffei, P.A., as well as 1,000,000 restricted IWLJ shares and each held in escrow until the expiration of the 6 (six) month term. Upon delivery of $4,500,000.00 USD to the escrow agent within said term the contract will be fully performed, so long as the terms of paragraph 8 have also been completed within the 6 month term. An escrow agreement will be signed and agreed to by both parties pursuant to signing this Agreement.

     2. Control of Company. Upon transfer of shares to the escrow agent, PMI will maintain control over PMI with due regards to the warranties made by all parties below. All PMI Business Assets, money, and profits will remain under the same distribution format currently in place. After successful completion of all provisions in Section 1, Buyer has rights to change the format of such assets, money, or profit distribution.

     3. Risk of Loss. Until the closing, Sellers will bear all risk of loss, damage, or destruction to the Business Assets. If any loss, injury, damages or destruction substantially impairs the value of the Business Assets prior to closing, Buyer may terminate this Agreement by written notice delivered to Seller.

     4. Audited Financials. If necessary for any filings for the Securities and Exchange Commission ("SEC") or the Private Placement arrangement, the audited financials will be paid for and provided by the Seller. These statements will be SEC qualified financials.

     5. SEC Filings, Bond Agreement & Private Placement Arrangement Costs. Any legal fees or procedures with regards to this acquisition agreement will be paid for by Buyer.

By initializing, Buyer [TS][__] and Seller [GW][GEF] have read this page.

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     6. WARRANTY BY SELLER. Seller warrants and represents to Buyer that:

          a. Sellers are the sole owner of the Business and no other person has any claim, right, title, or interest in the Business Assets, except for the debt listed in Schedule A.
          b. Sellers warrant that only 1,000 shares are issued and outstanding of PMI. All Sellers and all the PMI shares they own are listed in Schedule A.
          c. Sellers have no unpaid obligations affecting the Business Assets being sold except as indicated in Schedule "A" AND CURRENT FINANCIAL STATEMENT.
          d. Sellers have paid, or will pay, all taxes owned by the seller on account of the Business.
          e. To the best of Sellers' knowledge, there is no pending or threatened litigation or administrative proceeding involving the Business, except as indicated in Schedule A.
          f. SELLERS MUST HAVE DELIVERED "SCHEDULE A" AND A CURRENT FINANCIAL STATEMENT TO BUYER UPON SIGNING THIS AGREEMENT.

     7. MAINTENANCE. Until possession is delivered to Buyer, Sellers agree to continue to operate the Businesses in the manner in which it is being operated at the date of this offer. To maintain the goodwill of the Business, and to maintain all personal property in normal working order.

     8. WARRANTY OF BUYER. Buyer warrants and represents to Sellers that:

          a. Buyer will satisfy all debt in Schedule A pledged to Bank and satisfy all other Schedule A debt prior to release of PMI shares by the escrow agent under the terms and 6 month time period set forth in paragraph 1 above.
          b. BUYERS WILL RETAIN CURRENT PMI OFFICERS, GREGORY S WILSON AND GERALD E FLINT, AT EXISTING 4-YEAR AVERAGE RATE OF WAGES OR BETTER FOR A PERIOD OF FOUR YEARS FOLLOWING THE EXPIRATION OF THE 6 MONTH TERM OF THIS AGREEMENT. IF SAID EMPLOYMENT SHOULD BE TERMINATED BY BUYERS, OR THEIR AGENTS, PRIOR TO THE EXPIRATION OF SAID 4 YEAR TERM, THE REMAINING SALARY DUE TO CURRENT PMI OFFICERS OR OFFICER WILL BE PAID FORTHWITH.
          c. BUYERS WILL RETAIN ALL PMI EMPLOYEES FOR A PERIOD OF 1 YEAR AFTER THE TIME OF SUCCESSFUL COMPLETION OF THE ACQUISITION AGREEMENT.

     9. EXPIRATION OF OFFER. This offer will expire unless accepted by the Buyer and Seller on or before FRIDAY 9:00 PM, December 12, 2003.

     10. NOTICES. All notices and demands will be in writing, either by personal delivery, overnight courier, or facsimile transmission or by registered or certified mail, postage prepaid and return receipt requested. Notices sent by registered or certified mail will be considered received by the addressee three days after deposit in the United States Mail. Other notices will be effective upon delivery, provided that, in the case of facsimile transmission, a document is generated and retained by the sender that reflects the accurate transmission of the notices. Unless either party receives notice of the change of address in the manner provided in this paragraph, notices will be addressed as set forth in the signature blocks below.

     11. SURVIVAL. For the interpretation or performance of this contract, this agreement will be construed by the laws of the State of Florida with the mandatory venue being Broward County. The prevailing party will be entitled to attorney's fees in the prosecution of any such dispute.

By initializing, Buyer [TS][__] and Seller [GW][GEF] have read this page.

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     12.  TERMINATION.  If there is a breach of any requirement in Section 1, of if any warranty or other section of this Agreement has been unlawfully violated or materially breached, and if such violation or breach has not been cured by the party-at-fault within (10) ten business days following receipt of notice of such breach by the harmed party, then the Agreement is terminated. At such time of termination of this Agreement, this Agreement shall become void and have no effect, and all consideration indicated in Section 1 must to be returned to the original party. At the expiration of the 6 month escrow term, this
          agreement  shall  terminate.   If  the   consideration  set  forth  in
          paragraphs 1 and 8, or proofs thereof, have not been delivered to the escrow agent to complete the sale, all shares and other consideration will be returned to each party. The escrow agent and all parties hereto will then exchange complete releases of liability.

                              BUYER ACKNOWLEDGEMENT
The undersigned Buyer acknowledges that he or she has thoroughly read and approved each of the provisions of this Offer and agrees to purchase the Business stock for the price and on the terms and conditions specified.


Buyer  /s/ Trent Sommerville       Date  12-11-03    Time  9:30am
     -----------------------------     -------------     ----------------
IWLJ Chairman of the Board/President Trent Sommerville
110 Washington Avenue
4th Floor
North Haven, CT 06473
(203) 234-6350


                               SELLERS ACCEPTANCE
Sellers accepted the foregoing Offer and agree to sell the Business Assets for the price and on the terms and conditions specified. The following Seller represents the interests of all Sellers.


Seller  Gregory S. Wilson              Date  10-8-03        Time  1:00
      ---------------------------------    -----------------    ---------------

Precision Metal Industries, Inc.
1408 S.W. 8TH Street
Pompano Beach, FL 33069
(954) 942-6303

SELLER  Gregory S. Wilson              Date  10-8-03        Time  1:00
     ---------------------------------    -----------------    ---------------
GREGORY S WILSON

SELLER  Gerald E. Flint                Date  10-8-03        Time  1:00
     ---------------------------------    -----------------    ---------------
GERALD E FLINT

By initializing, Buyer [TS][__] and Seller [GW][GEF] have read this page.


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SCHEDULE A :  3,767,913.28   WACHOVIA BANK
                446,306.25   FLORIDA PMI
                 70,301.69   STOCKHOLDER LOAN GSW
                 25,318.93   STOCKHOLDER LOAN GEF

NUMBER OF PMI SHARES OWNED BY GREGORY S WILSON  673
NUMBER OF PMI SHARES OWNED BY GERALD E. FLINT   327
TOTAL PMI ISSUED SHARES                        1,000

By initializing, Buyer [TS][__] and Seller [GW][GEF] have read this page.


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